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                 CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our reports dated
July 26, 1996 on the financial statements of the Government Reserves Portfolio and the Treasury Reserves Portfolio, series of Alliance Government Reserves, referred to therein in Post-Effective Amendment No. 24 to the Registration Statement on
Form N-1A, File No. 2-63315, as filed with the Securities and
Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants."




New York, New York
October 28, 1996


00250083.AC3